UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 4, 2009 (January 31, 2009)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.
     On January 31, 2009, pursuant to the Mortgage Purchase Agreement, dated as of September 30, 2008, by and between Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC, the Company’s external manager (the “Manager”), the Company agreed to sell to the Manager one senior whole loan made to a skilled nursing facility in Virginia with a current principal balance of $26,996,381.33 (the “Loan”) for a purchase price of $22,541,978.41, or 83.5% of the current principal balance of the Loan. Pursuant to the Assignment Agreement, the Company, for a period of twelve months following the closing, is obligated to indemnify the Manager for any damages suffered or incurred by the Manager due to a breach of a representation or warranty made by the Company with respect to the Loan. This summary of the terms of the Assignment Agreement is qualified in its entirety by reference to the Assignment Agreement itself, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed as part of this Report to the extent described in Item 1.01.

Exhibit No.	Description of Document
10.1	Assignment Agreement, dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2009

CARE INVESTMENT TRUST INC.
By:	/s/Torey Riso
	Name:	Torey Riso
	Title:	Chief Compliance Officer & Secretary

Exhibit Index

Exhibit No.	Description of Document
10.1	Assignment Agreement, dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC.